Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Symantec Corporation:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203, 33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694, 33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021, 333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874, 333-64174, 333-81146, 333-102096, 333-106173, 333-116547, 333-117176, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107 and 333-155266) and Form S-3 (Nos. 33-82012, 33-63513, 333-77072, 333-127958, 333-127959 and 333-139230) of Symantec Corporation, of our reports dated May 29, 2009, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of April 3, 2009 and March 28, 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended April 3, 2009, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of April 3, 2009, which reports appear in this annual report on Form 10-K of Symantec Corporation.
As discussed in Note 1 to the consolidated financial statements, effective March 31, 2007, Symantec Corporation adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.
/s/ KPMG LLP
Mountain View, California
May 29, 2009